EXHIBIT 10.2

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This agreement amends the Agreement dated May 28, 1992 (the "Employment Agreement") between Travis International, Inc. (the "Company") and Kirby Attwell (the "Employee")

      The Company and the Employee agree as follows:

      1. Subsection (a) of Section 5 of the Employment Agreement is amended so as hereafter to provide in its entirety as follows:

            (a) The Employment Term shall continue indefinitely until terminated
      (i) by the Company by a notice of termination at least one year prior to the proposed termination date PROVIDED THAT IN NO EVENT MAY THE PROPOSED TERMINATION DATE BE EARLIER THAN MAY 15, 1999, (ii) by the Employee by a notice of termination at least 120 days prior to the proposed termination date, or (iii) as otherwise provided for termination by the Company or the Employee in this Section 5. If either the Company or the Employee elects at any time to terminate the Employment Term as provided above, the Company shall pay to the Employee as a severance benefit (the "Severance Benefit") an amount equal to the Salary then in effect, on the same schedule as the Salary in then paid, for the one-year period following the date when he ceases employment by the Company."

      2. The Employment Agreement, amended as set forth above, is hereby affirmed by the Company and the Employee.

      Executed and effective as of 15th day of May, 1996.

                                    TRAVIS INTERNATIONAL, INC.

                                    By: ________________________________
                                    Name:  Barbara M. Henagan
                                    Title: Chairman of the Board


                                    ____________________________________
                                    Kirby Attwell